AMENDMENT TO CUSTODIAN AGREEMENT

     Agreement made by and between State Street Bank and Trust Company (the "Custodian") and LPT Variable Insurance Series Trust (the "Fund").

     WHEREAS, the Custodian and the Fund are parties to a Custodian Agreement dated September 13, 1995 (the "Custodian Agreement") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

     WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Fund's securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended;

     NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Agreement by the addition of the following terms and provisions;

     1. Notwithstanding any provisions to the contrary set forth in the Custodian Agreement, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

     2. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Agreement shall continue to apply with full force and effect.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this 7th day of February, 1996.

                                             LPT VARIABLE INSURANCE SERIES TRUST

                                             By: /S/ George Nicholson
                                             ------------------------
                                             Title: Treasurer

                                             STATE STREET BANK AND TRUST COMPANY

                                             By: \S\ Mark Bowler
                                             -------------------
                                             Title: Senior Vice President



                                    Exhibit 2

                       STATE STREET BANK AND TRUST COMPANY

                   GLOBAL CUSTODY AND ACCOUNTING FEE SCHEDULE

                                       FOR

                      LONDON PACIFIC LIFE & ANNUITY COMPANY

--------------------------------------------------------------------------------
I.   GLOBAL CUSTODY
--------------------------------------------------------------------------------

     Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions.

     Report portfolio positions.

         A.  Country Grouping
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
               Group A        Group B         Group C           Group D            Group E             Group F
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                  USA         Austria         Australia         Denmark            Indonesia           Argentina

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                              Canada          Belgium           Finland            Malaysia            Bangladesh

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                              Euroclear       Hong Kong         France             Philippines         Brazil

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                              Germany         Netherlands       Ireland            Portugal            Chile

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                              Japan           New Zealand       Italy              South Korea         China

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                              U.K.            Singapore         Luxembourg         Spain               Columbia

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                              Switzerland       Mexico             Sri Lanka           Cypress

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                                                Norway             Sweden              Greece

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                                                Thailand           Taiwan              Hungary

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                                                                                       India

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                                                                                       Pakistan

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                                                                                       Peru

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                                                                                       Turkey

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                                                                                       Uruguay

           --------------- --------------- ----------------- ------------------ ------------------- ------------------
           --------------- --------------- ----------------- ------------------ ------------------- ------------------
                                                                                                       Venezuela

           --------------- --------------- ----------------- ------------------ ------------------- ------------------


GLOBAL CUSTODY AND ACCOUNTING FEE SCHEDULE                                PAGE 2
FOR

LONDON PACIFIC LIFE & ANNUITY COMPANY

         B.   Transaction Charges
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          Group A                        Group B        Group C        Group D         Group E           Group F
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          --------------------------- -------------- -------------- --------------- --------------- ------------------

          --------------------------- -------------- -------------- --------------- --------------- ------------------
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          State Street Bank                $25            $40            $45             $50              $100
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          Repos or Euros - N/C

          --------------------------- -------------- -------------- --------------- --------------- ------------------
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          DTC or Fed Book

          --------------------------- -------------- -------------- --------------- --------------- ------------------
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          Entry - $10.00

          --------------------------- -------------- -------------- --------------- --------------- ------------------
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          All other - $25.00

          --------------------------- -------------- -------------- --------------- --------------- ------------------

         C.  Holdings Charges in Basis Points (Annual Fee)

          --------------------------- -------------- -------------- --------------- --------------- ------------------
          Group A                        Group B        Group C        Group D         Group E           Group F
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          --------------------------- -------------- -------------- --------------- --------------- ------------------

          --------------------------- -------------- -------------- --------------- --------------- ------------------
          --------------------------- -------------- -------------- --------------- --------------- ------------------
          1.0                              5.0            6.0            10.0            25.0             40.0
          --------------------------- -------------- -------------- --------------- --------------- ------------------

--------------------------------------------------------------------------------
II.  MULTICURRENCY ACCOUNTING
--------------------------------------------------------------------------------

     Maintain investment ledgers in local and base currency, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts in compliance with GAAP (FAS 52). Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports in multicurrency detail. Provide selected general ledger reports in multicurrency detail. Securities yield or market value quotations will be provided to State Street via State Street's Automated Pricing System (See Section III) or by the fund.

                                                       U.S. Portfolios                    Global Portfolios
                                                       ---------------                    -----------------

               First Month                                    $0                                      $0
               Second Month                                   $0                                      $0
               Third Month                                  $500                                  $1,000
               Fourth Month                                 $500                                  $1,000
               Fifth Month                                $1,000                                  $1,500
               Sixth Month and thereafter                 $2,000                                  $3,000


GLOBAL CUSTODY AND ACCOUNTING FEE SCHEDULE                                PAGE 3
FOR
LONDON PACIFIC LIFE & ANNUITY COMPANY

--------------------------------------------------------------------------------
III. NAVIGATOR AUTOMATED PRICING
--------------------------------------------------------------------------------

          Monthly Base Charge                                                                        $100.00
          Monthly Quote Charge
          Municipal Bonds via Kenny / S&P or Muller Data                                              $16.00
          Corporate, Municipal, Convertible, Government Bonds and Adjustable Rate
                            Preferred Stocks Via IDSI                                                 $13.00
          Government, Corporate Bonds via Kenny / S&P or Muller                                       $11.00
          Government, Corporate and Convertible Bonds via Merrill Lynch                               $11.00
          Foreign Bonds via Extel                                                                     $10.00
          Options, Futures and Private Placements                                                      $6.00
          Listed Equities (including International) and OTC Equities                                   $6.00

     For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio at month end.

--------------------------------------------------------------------------------
IV.  SPECIAL SERVICES
--------------------------------------------------------------------------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for SEC yield calculation, fund administration activities, self directed securities lending transactions, SaFiRe financial reporting, multiple class and core / feeder accounting, and other special items will be negotiated separately.

--------------------------------------------------------------------------------
V.   OUT-OF-POCKET EXPENSES
--------------------------------------------------------------------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

         - Telephone                                             - Transfer Fees
         - Wire Charges ($5.25 in and $5 out)                    - Price Waterhouse Audit Letter
         - Postage and Insurance                                 - Federal Reserve Fee for Return Check Items
         - Courier Service                                          Over $2,500 ($4.25 each)
         - Duplicating                                           - GNMA Transfer ($15 each)
         - Legal Fees                                            - PTC Deposit / Withdrawal for same day
         - Supplies Related to Fund Records                        turnaround ($50 each)
         - Rush Transfer ($8 each)                               - Subcustodian charges


Schedule A

     The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of LPT Variable Insurance Series Trust for use as sub-custodians for the Fund's securities and other assets:


COUNTRY                        SUBCUSTODIAN                               CENTRAL DEPOSITORY
-------                        ------------                               ------------------
Argentina                      Citibank, N.A.                             Caja de Valores S.A.

Australia                      Westpac Banking Corporation                Austraclear Limited;

                                                                          Reserve Bank Information and
                                                                          Transfer System (RITS)

Austria                        GirCredit Bank                             Oesterreichische
                               Aktiengesellschaft                         Kontrollbank AG
                               de Sparkassen                              (Wertpapiersammelbank Division)

Bangladesh                     Standard Chartered Bank                    None

Belgium                        Generale Bank                              Caisse Interprofessionnelle de Depots et de
                                                                          Virements de Titres S.A. (CIK);

                                                                          Banque Nationale de Belgique

Botswana                       Barclays Bank of Botswana Limited          None

Brazil                         Citibank, N.C.                             Bolsa de Valores de Sao Paulo (Bovespa);

                                                                          Banco Central do Brasil, Systema Especial
                                                                          de Liquidacao e Custodia (SELIC)

Canada                         Canada Trustco                             The Canadian Depository
                               Mortgage Company                           for Securities Limited (CDS)

Chile                          Citibank, N.A.                             None

People's Republic of China     The Hongkong and Shanghai                  Shanghai Securities Central
                               Banking Corporation Limited,               Clearing and Registration
                               Shanghai and Shenzhen branches             Corporation (SSCCRC);

                                                                          Shenzhen Securities Registrars Co., Ltd.
                                                                          and its designated agent banks.

Columbia                       Cititrust Colombia S.A.                    None
                               Sociedad Fiduciaria

Cyprus                         Barclays Bank PLC                          None

Czech Republic                 Ceskosloveska Obchodnf Bank, A.S.          Stredisko cennych papiru (SCP);

COUNTRY                        SUBCUSTODIAN                               CENTRAL DEPOSITORY
-------                        ------------                               ------------------
Denmark                        Den Danske Bank                            Vaeridipapircentralen - The Danish
                                                                          Securities Center (VP)

Egypt                          National Bank of Egypt                     None

Finland                        Merita Bank Limited                        The Central Share Register of Finland

France                         Banque Paribas                             Societe Interprofessionnelle pour la
                                                                          Compensation des Valeurs
                                                                          Mobilieres (SICOVAM);

                                                                          Banque de France, Saturne System

Germany                        BHF-Bank Aktiengesellschaft                The Deutscher Kassenverein AG

Ghana                          Barclays Bank of Ghana Limited             None

Greece                         National Bank of Greece S.A.               The Central Securities Depository
                                                                          (Apothetirion Titlon A.E.)

Hong Kong                      Standard Chartered Bank                    The Central Clearing and Settlement
                                                                          System (CCASS)

Hungary                        Citibank Budapest Rt.                      The Central Depository and Clearing House
                                                                          (Budapest) Ltd. (KELLER Ltd.)

India                          Deutsche Bank AG                           None

Indonesia                      Standard Chartered Bank                    None

Ireland                        Bank of Ireland                            None;

                                                                          The Central Bank of Ireland,  The Gilt
                                                                          Settlement Office (GSO)

Israel                         Bank Hapoalim B.M.                         The Clearing House of the Tel Aviv
                                                                          Stock Exchange

Italy                          Morgan Guaranty Trust Company              Monte Titoli S.p.A.;

                                                                          Banca d'Italia

Japan                          The Daiwa Bank, Limited                    Japan Securities Depository
                                                                          Center (JASDEC);

                                                                          Bank of Japan Net System

                               The Sumitomo Trust                         Japan Securities Depository Center (JASDEC);
                               & Banking Co., Ltd.

                                                                          Bank of Japan Net System

COUNTRY                        SUBCUSTODIAN                               CENTRAL DEPOSITORY
-------                        ------------                               ------------------
Jordan                         The Britisch Bank of the Middle East       None

Kenya                          Barclays Bank of Kenya Limited             None

Republic of Korea              SEOULBANK                                  Korea Securities Depository (KSD)

Malaysia                       Standard Chartered Bank                    Malaysian Central Depository Sdn.
                               Malaysia Berhad                            Bhd. (MCD)

Mauritius                      The Hongkong and Shanghai                  None
                               Banking Corporation Limited

Mexico                         Citibank Mexico, S.A.                      S.D. INDEVAL, S.A. de C.V.
                                                                          (Instituto para el Deposito de Valores);

                                                                          Banco de Mexico

Morocco                        Banque Commerciale du Maroc                None

Netherlands                    MeesPierson N.V.                           Nederlands Centraal Instituut voor
                                                                          Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                    ANZ Banking Group                          None;
                               (New Zealand) Limited

                                                                          The Reserve Bank of New Zealand,
                                                                          Austraclear NZ

Norway                         Christiania Bank og Kreditkasse            Verdipapirsentralen - The Norwegian
                                                                          Registry of Securities (VPS)

Pakistan                       Deutsch Bank AG                            None

Peru                           Citibank, N.A.                             Caja de Valores (CAVAL)

Philippines                    Standard Chartered Bank                    None

Poland                         Citibank Poland S.A.                       The National Depository of Securities
                                                                          (Centrum Krajowego Depozytu
                                                                          Papierow Wartoschiowych)

Portugal                       Banco Comercial Portugues                  Central de Valores Mobiliarios (Central)

Singapore                      The Development Bank                       The Central Depository (Pte) Limited (CDP)
                               of Singapore Ltd.

Slovak Republic                Ceskoslovenska Obchodna Banka A.S.         Stredisko cennych papierov (SCP);

                                                                          National Bank of Slovakia

South Africa                   Standard Bank of South Africa              None
                               Limited

COUNTRY                        SUBCUSTODIAN                               CENTRAL DEPOSITORY
-------                        ------------                               ------------------
Spain                          Banco Santander, S.A.                      Servicio de Compensacion y
                                                                          Liquidacion de Valores, S.A. (SCLV);

                                                                          Banco de Espana, Anotaciones en Cuenta

Sri Lanka                      The Hongkong and Shanghai                  Central Depository System (Pvt) Limited
                               Banking Corporation Limited

Swaziland                      Barclays Bank of Swaziland Limited         None

Sweden                         Skandinaviska Enskilda                     Vardepapperscentralen VPC AB, The
                               Banken                                     Swedish Central Securities Depository

Switzerland                    Union Bank of Switzerland                  Schweizerische Effeketen - Giro AG (SEGA)

Taiwan - R.O.C.                Central Trust of China                     The Taiwan Securities Central Depository
                                                                          Company, Ltd. (TSCD)

Thailand                       Standard Chartered Bank                    Thailand Securities Depository Company
                                                                          Limited (TSD)

Turkey                         Citibank, N.A.                             Istanbul Stock Exchange Settlement and Custody
                                                                          Co., Inc. (I.M.K.B. Takas ve Saklama A.S.)

United Kingdom                 State Street Bank and Trust Company        None;

                                                                          The Bank of England, The Central Gilts Office
                                                                          (CGO); The Central Money Markets
                                                                          Office (CMO)

Uruguay                        Citibank, N.A.                             None

Venezuela                      Citibank, N.A.                             None

Zambia                         Barclays Bank of Zambia Limited            None

Zimbabwe                       Barclays Bank of Zimbabwe Limited          None

Euroclear (The Euroclear System) / State Street London Limited

Cedel (Cedel Bank societe anonyme) / State Street London Limited

Certified:

\S\ George Nicholson
--------------------
Fund's Authorized Officer

Date:

January 9, 1996
---------------